RIO VISTA ENERGY PARTNERS L.P.

                           2005 EQUITY INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Rio Vista Energy Partners L.P. Equity Incentive Plan (the "Plan") is to advance the interests of Rio Vista Energy Partners L.P., a Delaware limited partnership, and its Subsidiaries (hereinafter collectively "Rio Vista" or the "Partnership"), by stimulating the efforts of employees (including employees of the general partner) who are selected to be participants on behalf of Rio Vista, aligning the long-term interests of participants with those of unitholders, heightening the desire of participants to continue in working toward and contributing to the success of Rio Vista, assisting Rio Vista in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available individuals for service as managers of the General Partner of the Partnership. This Plan permits the grant of unit options, unit appreciation rights, restricted unit and phantom units, each of which shall be subject to such conditions based upon continued employment or service, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2.   DEFINITIONS

     (a) "Award" means a unit option, unit appreciation right, restricted unit or phantom unit granted to a Participant pursuant to the Plan.

     (b) "Board of Managers" means the Board of Managers Rio Vista GP LLC, the general partner of the Partnership.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

     (d) "Committee" shall mean the committee appointed by the Board of Managers from among its members to administer the Plan pursuant to Section 3. Unless otherwise determined by the Board of Managers, the Committee shall be the Compensation Committee of the Board of Managers.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

     (f) "General Partner" shall mean Rio Vista GP LLC, a Delaware limited liability company, which is the general partner of the Partnership.

     (g) "Outside Manager" shall mean a member of the Board of Managers who is not otherwise an employee of the General Partner or the Partnership.


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     (h)     "Participants" shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

     (i) "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Rio Vista Energy Partners L.P., dated as of September 16, 2004, as the same may be amended or restated from time to time.

     (j) "Performance Award" means an Award that vests only upon the satisfaction of one or more of the Qualifying Performance Criteria specified in
Section 10(b).

     (k) "Plan" means this Rio Vista Energy Partners L.P. 2005 Equity Incentive Plan.

     (l) "Unit" shall mean a Common Unit of the Partnership as defined in the Partnership Agreement or the number and kind of units or other securities which shall be substituted or adjusted for such units as provided in Section 11.

     (m) "Subsidiary" means any corporation, partnership, limited liability company or other entity in which Rio Vista Energy Partners L.P. owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such entity.

3.   ADMINISTRATION

     (a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Managers who shall be appointed by the Board of Managers. The Board of Managers shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Managers, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof and in such instances references herein to the Committee shall refer to the Board of Managers.

     (b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a "Subcommittee") composed of one or more managers of the General Partner (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in
Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the General Partner or the Partnership, and such administrator(s) may have the authority to adopt and modify the form of Award agreements under this Plan, execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Units upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in


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no case shall any such administrator be authorized to grant Awards under the
Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

     (c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

          (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

          (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

          (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Units subject to Awards and the exercise or purchase price of such Units and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

          (iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

          (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

          (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Partnership; and

          (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     (d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual's status as an employee or consultant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or service or other change in status) and upon the vesting, expiration or forfeiture of


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an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Partnership, (ii) any leave of absence approved by the General Partner, the Partnership or a Subsidiary, (iii) any transfer between locations of employment or service with the General Partner, the Partnership or a Subsidiary or between the General Partner, the Partnership and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant's status from an employee to a consultant or member of the Board of Managers, or vice versa, and (v) at the request of the General Partner, the Partnership or a Subsidiary any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

     (e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any manager, officer or employee of the General Partner and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

4.   PARTICIPANTS

     Awards under the Plan may be granted to any person who is an employee or consultant (independent contractor) of the Partnership or the General Partner or any affiliate of the Partnership or the General Partner. Outside Managers may be granted Awards only pursuant to Section 8(h) of the Plan. The status of any person as an employee, consultant or Outside Manager shall be determined by the Committee.

5.   EFFECTIVE DATE AND EXPIRATION OF PLAN

     (a) Effective Date. This Plan was approved by the Board of Managers on March 9, 2005 and became effective on that date. Under the terms of the Partnership Agreement and applicable rules of the Nasdaq Stock Market, no further approval is required.

     (b) Expiration Date. The Plan shall remain available for the grant of Awards until March 9, 2015, or such earlier date as the Board of Managers may determine. The expiration of the Committee's authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Partnership's and Participants' rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6.   UNITS SUBJECT TO THE PLAN

     (a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Units authorized for issuance as Awards under the Plan is 750,000 (the "Reserve"). The Units subject to the Plan may be either Units reacquired by the Partnership, including Units


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purchased in the open market, or authorized but unissued Units. Any Units subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall be returned to the Reserve and may again be made subject to an Award under the Plan.

     (b) Tax Code Limits. The aggregate number of Units subject to Awards under this Plan during any calendar year to any one Participant shall not exceed 150,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

7.   PLAN AWARDS

     (a) Award Types. The Committee, on behalf of the General Partner and the Partnership, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: unit options, unit appreciation rights, restricted unit and phantom units. Such arrangements and benefits are sometimes referred to herein as "Awards." The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

          (i) Unit Options. A "Unit Option" is a right to purchase a number of Units at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Option Agreement"). All Unit Options granted by the Committee are nonqualified Unit Options and are not intended to qualify as incentive stock options pursuant to Section 422 of the Code.

          (ii) Unit Appreciation Rights. A "Unit Appreciation Right" or "UAR" is a right to receive, in Units, value with respect to a specific number of Units equal to or otherwise based on the excess of (i) the market value of a Unit at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the "UAR Agreement").

          (iii) Restricted Unit. A "Restricted Unit" Award is an award of Units, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the "Restricted Unit Agreement").

          (iv) Phantom Unit. A "Phantom Unit" Award is an award of a right to receive, in Units the market value of one Unit, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the "Phantom Unit Agreement").

     (b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.


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8.   GRANT, TERMS AND CONDITIONS OF UNIT OPTIONS AND UARS

     The Committee may grant Unit Options or UARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. No Participant shall have any rights as a unitholder, including without limitation the right to receive distributions pursuant to the Partnership Agreement, with respect to any Units subject to Unit Options or UARs hereunder until said Units have been issued and delivered by the Partnership. Each Unit Option or UAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Unit Option grant will expressly identify the Unit Option as a nonqualified Unit Option. Unit Options or UARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

     (a) Price. The purchase price (also referred to as the exercise price) under each Unit Option or UAR granted hereunder shall be established by the Committee. The purchase price per Unit shall not be less than 100% of the market value of a Unit on the date of grant. For purposes of the Plan, "market value" shall mean the average of the high and low sales prices of the Partnership's common units (or if no sales were reported on such date, the average on the last preceding day on which a sale was made). The exercise price of a Unit Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Units (which have been owned by the Participant for more than six months on the date of surrender), withholding (either actually or by attestation) of Units otherwise issuable under such Unit Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

     (b) No Repricing. Other than in connection with a change in the Partnership's capitalization (as described in Section 11 of the Plan), the exercise price of an Option or UAR may not be reduced without approval of the Board of Managers.

     (c) No Reload Grants. Unit Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Units to the Partnership in payment of the exercise price and/or tax withholding obligation under any other employee unit option.

     (d) Duration, Exercise and Termination of Unit Options and UARs. Each Unit Option or UAR shall be exercisable at such times and in such installments during the period prior to the expiration of the Unit Option or UAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Unit Option or UAR subject to continued employment or service, the passage of time and/or such performance requirements as deemed appropriate by the Committee. Without limiting the generality of the foregoing, the Committee may limit the timing of exercise of Unit Options and UARs, or limit the issuance and delivery of Units pursuant to such exercise, to specified annual or quarterly dates in order to minimize accounting expenses associated with the issuance of additional Units. At any time after the grant of a Unit Option, the Committee may reduce or eliminate any restrictions on the Participant's right to exercise all or part of the Unit Option, subject to applicable limitations under Section 409A of the Code.


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     Each Unit Option or UAR must expire within a period of not more than ten
(10) years from the grant date. In each case, the Option Agreement or UAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

     (e) Suspension or Termination of Unit Options and UARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an "Authorized Officer"), reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant's right to exercise any Unit Option or UAR pending a determination of whether an act of misconduct has been committed. If the Committee determines that a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Rio Vista, breach of fiduciary duty or deliberate disregard of Partnership rules resulting in loss, damage or injury to the Partnership, or if a Participant makes an unauthorized disclosure of any Partnership trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Partnership or induces any principal for whom Rio Vista acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Unit Option or UAR whatsoever. Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties. For any Participant who is an executive officer of the Partnership or the General Partner or a member of the Board of Managers, the determination of the Committee shall be subject to the approval of the Board of Managers.

     (f) Conditions and Restrictions Upon Securities Subject to Unit Options or UARs. Subject to the express provisions of the Plan, the Committee may provide that the Units issued upon exercise of a Unit Option or UAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Unit Option or UAR, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to UARs shall be satisfied through the delivery of Units. Subject to applicable limitations under Section 409A of the Code, the Committee may establish rules for the deferred delivery of Units upon exercise of a Unit Option or UAR with the deferral evidenced by use of Phantom Units equal in number to the number of Units whose delivery is so deferred.

     (g) Other Terms and Conditions. Unit Options and UARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

     (h) Outside Manager Unit Options. Each Outside Manager shall be granted an Unit Option (an "Outside Manager Option") once each fiscal year for not more than 5,000 Units, in an equal amount as determined by the Board of Managers, provided that if an Outside Manager is elected to begin serving as a manager on a date not coincident with the grant date for such annual grant, then he or she will be granted an initial Outside Manager Option as of the date of the first meeting of the Board of Managers at which he or she serves for a prorated number of Units


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based on the number of months remaining until the next annual Outside Manager
Option grant. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11. The number of Units subject to each Outside Manager Option, or the formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Unit Options shall be specified from time to time by the Board of Managers, subject to the terms of this Plan applicable to Unit Options in general.

9.   GRANT, TERMS AND CONDITIONS OF RESTRICTED UNITS AND PHANTOM UNITS

     The Committee may grant Restricted Units or Phantom Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. A Participant shall have rights as a unitholder with respect to any Units subject to a Restricted Unit Award hereunder only to the extent specified in this Plan or the Restricted Unit Agreement evidencing such Award. Awards of Restricted Units or Phantom Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Units or Phantom Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

     (a) Terms and Conditions. Each Restricted Unit Agreement and each Phantom Unit Agreement shall contain provisions regarding (a) the number of Units subject to such Award or a formula for determining such, (b) the purchase price of the Units, if any, and the means of payment for the Units, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Units granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Units as may be determined from time to time by the Committee,
(e) restrictions on the transferability of the Units and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

     (b) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price at which Units of Restricted Units or Phantom Units shall be sold or awarded to a Participant, which price shall not be less than 100% of the market value of such Units at the date of grant or issuance. For purposes of the Plan, "market value" shall mean the average of the high and low sales prices of the Partnership's common units (or if no sales were reported on such date, the average on the last preceding day on which a sale was made).

     (c) Unit Vesting. The grant, issuance, retention and/or vesting of Units under Restricted Unit or Phantom Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Units under Restricted Unit or Phantom Unit Awards subject to continued employment or service, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding


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anything to the contrary herein, the performance criteria for any Restricted
Unit or Phantom Unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Unit Award is granted.

     (d) Termination of Employment or Service. The Restricted Unit or Phantom Unit Agreement may provide for the forfeiture or cancellation of the Restricted Unit or Phantom Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

     (e) Phantom Units. Except to the extent this Plan or the Committee specifies otherwise, Phantom Units represent an unfunded and unsecured obligation of the Partnership and do not confer any of the rights of a unitholder, including without limitation the right to receive distributions pursuant to the Partnership Agreement, until Units are issued and delivered thereunder by the Partnership. Settlement of Phantom Units upon expiration of the deferral or vesting period shall be made in Units. The number of Units to be so distributed may be increased by an interest factor or by distribution equivalents. Until a Phantom Unit is so settled, the number of Units represented by a Phantom Unit shall be subject to adjustment pursuant to Section 11. Any Phantom Units that are settled after the Participant's death shall be distributed to the Participant's designated beneficiary(ies) or, if none was designated, the Participant's estate.

10.  OTHER PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933 (the "Securities Act"), as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Partnership.

     (b) Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Partnership as a whole or


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to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per unit, (c) earnings before interest, taxes, depreciation and amortization, (d) return on equity, (e) total unitholder return, (f) unit price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue,
(o) return on invested capital, and (p) market segment unit. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Partnership's annual report for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Units, Unit Options, UARs, Phantom Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     (c) Distributions. Unless otherwise provided by the Committee, no adjustment shall be made in Units issuable under Awards on account of cash distributions that may be paid or other rights that may be issued to the holders of Units prior to their issuance under any Award. The Committee shall specify whether distributions or distribution equivalent amounts shall be paid to any Participant with respect to the Units subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for distributions.

     (d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

     (e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a


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Participant or other subsequent transfers by a Participant of any Units issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

     (f) Subsidiary Awards. In the case of a grant of an Award to any Participant who is an employee or consultant of a Subsidiary, such grant may, if the Committee so directs, be implemented by Rio Vista issuing the subject Units to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Units to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11.  ADJUSTMENT OF AND CHANGES IN THE COMMON UNITS

     (a) The existence of outstanding Awards shall not affect in any way the right or power of the General Partner, the Partnership or its unitholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Partnership's capital structure or its business, or any merger or consolidation of the Partnership or any issuance of Units or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference unit ahead of or affecting the Units or other securities of the Partnership or the rights thereof, or the dissolution or liquidation of the Partnership, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Partnership of securities or any class of securities convertible into securities of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of securities or obligations of the Partnership convertible into such securities, (ii) the payment of a distribution in property other than Units, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Unit Options or other Awards theretofore granted or the purchase price per Unit, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

     (b) If the outstanding Units or other securities of the Partnership, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a unit distribution, unit split, combination of units, extraordinary distribution of cash and/or assets, recapitalization, reorganization or any similar event affecting the Units or other securities of the Partnership, the Committee shall appropriately and equitably adjust the number and kind of Units or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Units or other securities without changing the aggregate exercise or settlement price.


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
     (c) No right to purchase fractional Units shall result from any adjustment in Unit Options or UARs pursuant to this Section 11. In case of any such adjustment, the Units subject to the Unit Option or UAR shall be rounded down to the nearest whole unit.

     (d)     Any other provision hereof to the contrary notwithstanding (except
Section 11(a)), in the event Rio Vista is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Rio Vista (if Rio Vista is a surviving entity), and, subject to applicable limitations under Section 409A of the Code, for accelerated vesting and accelerated expiration or for settlement in cash.

12.  LISTING OR QUALIFICATION OF COMMON UNITS

     In the event that the Board of Managers determines in its discretion that the listing or qualification of the Units available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Units, a Unit Option or UAR may not be exercised in whole or in part and a Restricted Unit or Phantom Unit Award shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained.

13.  TERMINATION OR AMENDMENT OF THE PLAN

     The Board of Managers may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan.

     In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Partnership, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14.  WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Partnership for the satisfaction of any withholding tax obligations that arise with respect to any Unit Option, UAR, Restricted Unit or Phantom Unit Award, or any sale of Units. The Partnership shall not be required to issue Units or to recognize the disposition of such Units until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Partnership withhold a portion of the Units of unit that otherwise would


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be issued to a Participant under such Award or by tendering Units previously acquired by the Participant.

15.  GENERAL PROVISIONS

     (a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the General Partner, the Partnership, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ or service of the General Partner, the Partnership or a Subsidiary. The General Partner, the Partnership and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the General Partner, the Partnership or a Subsidiary, as the case may be, its interest may so require.

     (b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

     (c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Partnership shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Partnership or the Committee be deemed to be a trustee of Units to be awarded under the Plan.

16.  NON-EXCLUSIVITY OF PLAN

     The adoption of this Plan by the Board of Managers shall not be construed as creating any limitations on the power of the Board of Managers or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of unit options, unit appreciation rights, restricted unit or phantom units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     This Plan, the grant and exercise of Awards thereunder, and the obligation of the Partnership to sell, issue or deliver Units under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Partnership shall not be required to register in a Participant's name or deliver any Units prior to the completion of any registration or qualification of such Units under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Partnership is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Partnership's counsel to be necessary to the lawful issuance and sale of any Units hereunder, the Partnership shall be relieved of any liability with respect to the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. No Unit Option shall be exercisable and no Units shall be issued and/or transferable under any other Award unless a registration statement with respect to the Units underlying such Unit Option is effective and current or the Partnership has determined that such registration is unnecessary.

18.  LIABILITY OF PARTNERSHIP

     Neither the General Partner nor the Partnership shall be liable to a Participant or other persons as to: (a) the non-issuance or sale of Units as to which the Partnership has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Partnership's counsel to be necessary to the lawful issuance and sale of any Units hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person, or any unexpected tax consequence to any Participant or other person, due to the receipt, exercise or settlement of any Unit Option or other Award granted hereunder.


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